UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 1, 2017, Daniel K. McMahon will head the portfolio management team of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”). Mr. McMahon, CFA, 45, has been with the Company and its predecessor since 2000 in a variety of roles, most recently as a senior vice president since 2007 and as an executive vice president since 2015. He has played a role in analyzing, negotiating and structuring several billion dollars of transactions. Mr. McMahon previously worked with T. Rowe Price from 1997 to 2000. Mr. McMahon received his Bachelor of Arts degree from the University of California, San Diego in 1993, and is a CFA charter holder. He holds Series 24, 63 and 79 securities licenses.

In conjunction with this change and effective June 1, 2017, Nathaniel J. Rose was appointed as the executive vice president and chief investment officer of the Company. Mr. Rose, 39, has been with the Company and its predecessor since 2000, in a variety of roles, most recently as a senior vice president since 2007 and as an executive vice president and chief operating officer since 2015. In his new role, Mr. Rose has responsibility for origination and structure activities. He has been involved with a vast majority of the Company’s transactions since 2000. He earned a joint Bachelor of Science and Bachelor of Arts degree from the University of Richmond in 2000, a Master of Business Administration degree from the Darden School of Business Administration at the University of Virginia in 2009, is a CFA charter holder and has passed the CPA examination. He holds Series 63 and 79 securities licenses.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 1, 2017, at which 47,917,175 shares of the Company’s common stock were represented in person or by proxy representing approximately 92.6% of the issued and outstanding shares of the Company’s common stock entitled to vote.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the seven directors below to serve on the Company’s board of directors until the Company’s 2018 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) approved the compensation of the named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in the 2017 Proxy Statement and (iv) approved the option of “One” year as the frequency for future advisory votes on compensation of the named executive officers. The proposals are described in detail in the Company’s 2017 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey W. Eckel	34,109,015	2,791,477	11,016,683
Rebecca A. Blalock	35,681,911	1,218,581	11,016,683
Teresa M. Brenner	29,973,774	6,926,718	11,016,683
Mark J. Cirilli	29,995,559	6,904,933	11,016,683
Charles M. O’Neil	35,539,625	1,360,867	11,016,683
Richard J. Osborne	35,552,873	1,347,619	11,016,683
Steven G. Osgood	35,488,144	1,412,348	11,016,683

(ii) The voting results with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
47,236,710	628,573	51,892	0

(iii) The voting results with respect a non-binding advisory vote on executive compensation were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
35,339,834	1,356,717	203,941	11,016,683

(iv) The voting results with respect to a non-binding advisory vote on the frequency of holding an advisory vote on executive compensation were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
33,500,099	102,461	3,242,536	55,396	11,016,683

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

June 2, 2017	By:	/s/ Steven L. Chuslo
	Name:	Steven L. Chuslo
	Title:	Executive Vice President and General Counsel